United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 23, 2022

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to Vote of Security Holders

Communications Systems, Inc. (the "Company") held a reconvened special meeting of shareholders on March 23, 2022, continuing a meeting that had been adjourned on March 16, 2022. The proposals considered at the reconvened special meeting consisted solely of Proposal #1, the Pineapple Merger Proposal, as described in the Company's proxy statement/prospectus dated February 3, 2022.

At the reconvened meeting, consideration of Proposal #1, the Pineapple Merger Proposal, was further adjourned until Friday, March 25, 2022 at 9:00 a.m. CT/10:00 a.m. ET. The adjourned special meeting will continue to be held online at www.virtualshareholdermeeting.com/JCS2022SM. Also, the record date for determining CSI shareholders eligible to vote at the special meeting will remain the close of business on January 27, 2022.

Item 8.01.	Other Events.

On March 23, 2022, the Company issued a press release announcing the adjournment of Special Meeting for Proposal #1, Pineapple Merger Proposal. A copy of that press release is attached as Exhibit 99.1.

Section 9.01.	Financial Statements and Exhibits.

99.1	Communications Systems, Inc. press release dated March 23, 2022

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

	By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date: March 23, 2022

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